UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, IL 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2016, the Boards of Directors of Ottawa Savings Bancorp, Inc. (the “Mid-Tier Holding Company”), Ottawa Savings Bancorp MHC (the “MHC”) and Ottawa Savings Bank (the “Bank”) adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which the Bank will reorganize from the mutual holding company form of organization to the stock holding company form of organization. The terms of the Plan provide for the sale of shares of a newly-formed holding company (the “Company”) to depositors and certain borrowers of the Bank and other members of the public and for the exchange of shares of the Mid-Tier Holding Company for shares of the Company.

The new Maryland-chartered holding company will offer shares of its common stock for sale to the Bank’s eligible account holders and certain borrowers and to members of the general public in a subscription and community offering in the manner, and subject to the priorities, set forth in the Plan. The highest priority will be depositors with qualifying deposits as of May 31, 2015.

The conversion and reorganization will be subject to the approval of the members of the MHC, the stockholders of the Mid-Tier Holding Company, and the Board of Governors of the Federal Reserve System.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the Mid-Tier Holding Company’s press release, dated June 3, 2016, announcing the adoption of the Plan is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

2.1	Plan of Conversion and Reorganization

99.1	Press Release dated June 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.
(Registrant)

Date: June 3, 2016	By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer